EXHIBIT 1
                                                                       ---------


                                    AGREEMENT

     This AGREEMENT, dated as of August 20, 2007 (the "Agreement"), is by and among WCI Communities, Inc., a Delaware corporation (the "Company"), and Icahn Partners LP, a Delaware limited partnership, Icahn Partners Master Fund LP, a Delaware limited partnership, and High River Limited Partnership, a Delaware limited partnership (collectively, the "Icahn Parties", and together with the Company, the "parties").

                              W I T N E S S E T H:

     WHEREAS, the Icahn Parties are the beneficial owners of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock");

     WHEREAS, the Company has agreed that at the Company's 2007 annual meeting of shareholders (the "2007 Annual Meeting") it will cause the Board of Directors of the Company (the "Board") to nominate for election as a member of the Board and recommend that the shareholders of the Company vote to elect as directors of the Company (each, a "Director"), each of the Incumbent Nominees (as defined herein), the Icahn Nominees (as defined herein) and the Other Stockholders Nominees (as defined herein), and solicit proxies from the shareholders of the Company to effect the foregoing; and

     WHEREAS, in consideration of the agreements of the Company and the Icahn Parties set forth herein, among other matters, the Icahn Parties have agreed as set forth herein to vote for the election of each of the Incumbent Nominees, the Icahn Nominees and the Other Stockholders Nominees, at the 2007 Annual Meeting and 2008 annual meeting of shareholders of the Company (the "2008 Annual Meeting"), in each case as provided herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows: ARTICLE I DEFINITIONS

          Section 1.1 Certain Defined Terms. For purposes of this Agreement, the following terms have the respective meanings set forth below:

     "2007  Annual  Meeting"  shall have the meaning set forth in the  Recitals.

     "2008  Annual  Meeting"  shall have the meaning set forth in the  Recitals.

     "2009 Annual Meeting" shall mean the 2009 annual meeting of shareholders of the Company.

     "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Neither the Company nor the Icahn Parties shall be deemed to be Affiliates of each other as a result of their execution of this Agreement.

     "Agreement" shall have the meaning set forth in the Preamble.

     "Beneficial owner" and "Beneficially own" shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act, except that a person shall also be deemed to be the beneficial owner of all shares of Common Stock which such person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional.

     "Board" shall have the meaning set forth in the Recitals.

     "Company" shall have the meaning set forth in the Preamble.

     "Common Stock" shall have the meaning set forth in the Recitals.

     "Continuing Incumbent Director" shall mean an Incumbent Nominee or any Director approved or nominated for election or elected to the Board with the approval of the majority of (i) the Incumbent Nominees who were members of the Board at the time of such nomination or election and (ii) any replacement Directors of such Incumbent Nominees pursuant to this Agreement.

     "Director" shall have the meaning set forth in the Recitals.

     "Icahn Nominating Committee" shall mean a committee of the Board comprised of the Icahn Nominees that are members of the Board, as it is comprised from time to time.

     "Icahn Nominees" shall mean Carl C. Icahn, Keith Meister and David Schechter or, if prior to the 2009 Annual Meeting any of such persons is unable or unwilling to serve, any substitute selected by the Icahn Parties prior to the 2007 Annual Meeting and selected by the Icahn Nominating Committee thereafter.

     "Icahn Parties" shall have the meaning set forth in the Preamble.

     "Incumbent Nominating Committee" shall mean a committee of the Board comprised of the Continuing Incumbent Directors that are members of the Board, as it is comprised from time to time.

     "Incumbent Nominees" shall mean Don E. Ackerman, Charles E. Cobb and Hilliard M. Eure, III, or, if prior to the 2007 Annual Meeting any of such persons is unable or unwilling to serve, any substitute selected by the Board prior to such meeting.

     "Other Stockholders Nominating Committee" shall mean a committee of the Board comprised of the Other Stockholders Nominees that are members of the Board, as it is comprised from time to time.

     "Other Stockholders Nominees" shall mean Craig Thomas and Nick Graziano, selected by S.A.C. Capital Advisors, LLC and Sandell Asset Management Corp., respectively, and Jonathan R. Macey, selected by the mutual agreement of the Company and the Icahn Parties, or, if prior to the 2007 Annual Meeting any of such persons is unable or unwilling to serve, any substitute selected by S.A.C. Capital Advisors, LLC, Sandell Asset Management Corp. and the mutual agreement of the Company and the Icahn Parties, respectively, and, in the case of any such substitute selected by S.A.C. Capital Advisors, LLC or Sandell Asset Management Corp., approved by the Company and the Icahn Parties (such approval not to be unreasonably withheld or delayed) prior to such meeting; provided, that if either of S.A.C. Capital Advisors, LLC or Sandell Asset Management Corp. do not select any such substitute, such substitute shall be selected by the mutual agreement of the Company and the Icahn Parties.

     "Parties" shall have the meaning set forth in the Preamble.

     "Shares" shall have the meaning set forth in Section 2.3.

     "Waivers" shall have the meaning set forth in Section 2.1.


                                   ARTICLE II
                                 REPRESENTATIONS

          Section 2.1 Authority; Binding Agreement. The Company hereby represents and warrants that (i) this Agreement has been approved and authorized (by the unanimous vote of all members of the Board in attendance at the Board meeting approving and authorizing this Agreement) and has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally, and any equitable remedies, (ii) the Company has obtained waivers, in form and substance satisfactory to the Icahn Parties, from KeyBank National Association, Bank of America, N.A., and Wachovia Bank National Association, each as administrative agent for the respective lenders (collectively, the "Waivers"), providing that this Agreement and the transactions contemplated herein do not trigger a "change of control" or other similar provision in the Senior Term Loan Agreement, dated as of December 23, 2005, the Senior Unsecured Revolving Credit Agreement, dated as of June 13, 2006, and the Third Consolidated Amended and Restated Revolving Credit Construction Loan Agreement, dated September 22, 2005, respectively, in each case, among the Company and the lender parties thereto, and such waivers have been delivered to the Icahn Parties and are in full force and effect and (iii) the Board (by unanimous vote of the members of Board in attendance at the applicable Board meeting) has amended the Rights Agreement, dated as of January 30, 2007, as amended (the "Rights Agreement"), to provide that the applicable percentage in the definition of Acquiring Person (as defined in the Rights Agreement) is changed from 15% to 25% and to provide that any increase in percentage of Beneficial Ownership (as defined in the Rights Agreement) resulting from issuances by the Company in which all shareholders have the opportunity to participate shall be excluded from the determination of whether such a participating shareholder is an Acquiring Person, and such amendment is in form and substance satisfactory to the Icahn Parties, has been delivered to the Icahn Parties and is in full force and effect and has not been modified or further amended. The Icahn Parties represent and warrant that this Agreement has been duly authorized, executed and delivered by the Icahn Parties and is a valid and binding obligation of the Icahn Parties, enforceable against the Icahn Parties in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors' rights generally, and any equitable remedies. Each of the parties hereto represents and warrants that the execution, delivery and performance of this Agreement by such party does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to such person or (ii) result in any breach or violation of or constitute a default under or pursuant to any organizational document of such party.

          Section 2.2 Governmental Approval. Except for such filings as may be required by the rules promulgated by the SEC, each of the parties hereto represents and warrants that no consent, approval, authorization, license or clearance of, or filing or registration with, or notification to, any court, legislative, executive or regulatory authority or agency is required in order to permit any party to this Agreement to perform such party's obligations under this Agreement, except for such as have been obtained.


                                   ARTICLE III
                                    COVENANTS

          Section 3.1 Directors.

          (a) The Board has duly adopted a resolution providing that immediately prior to the 2007 Annual Meeting, the size of the Board shall be decreased to 9 members, and such resolution is in full force and effect and shall not be rescinded or modified. A true and correct copy of such resolution has been provided to the Icahn Parties. From and after the date hereof until the completion of the 2007 Annual Meeting, the Company shall take no other action to (i) otherwise change the size (whether by increase or decrease) of the Board, other than as contemplated herein, (ii) amend, in any respect, the certificate of incorporation or bylaws of the Company, other than as contemplated herein, (iii) issue any of its securities to any person, other than pursuant to the Company's employee benefits and/or incentive plans or agreements existing as of the date hereof, in each case, in the ordinary course of business and consistent with past practice, (iv) make any change to its capital structure, (v) amend the Rights Plan in any respect, other than as contemplated herein, or (vi) enter into any agreement to do any of the foregoing, in each case, without the prior written consent of the Icahn Parties, which consent shall not be unreasonably withheld, conditioned or delayed. The Board has also duly adopted a resolution nominating each of the Incumbent Nominees, the Icahn Nominees and the Other Stockholders Nominees, for election to the Board at the 2007 Annual Meeting and directing the Company and its officers and agents to solicit votes for the election of each of the Incumbent Nominees, the Icahn Nominees and the Other Stockholders Nominees in the same manner, and such resolution has not been rescinded or modified. A true and correct copy of such resolution has been provided to the Icahn Parties. The Board has duly adopted a resolution in which it recommends to the Company's shareholders that they vote for each of the Incumbent Nominees, the Icahn Nominees and the Other Stockholders Nominees as Directors of the Company at the 2007 Annual Meeting and directing that the Company include this recommendation in its proxy materials (as amended or supplemented) for the 2007 Annual Meeting, and such resolution has not been rescinded or modified. A true and correct copy of such resolution has been provided to the Icahn Parties. The Company shall cause the proxy used for the 2007 Annual Meeting to solicit authority to vote for each of the Incumbent Nominees, the Icahn Nominees and the Other Stockholders Nominees at the 2007 Annual Meeting. The Company shall use commercially reasonable efforts to solicit proxies in favor of the election of each of the Incumbent Nominees, the Icahn Nominees and the Other Stockholders Nominees at the 2007 Annual Meeting. Such nomination, recommendation and solicitation shall be effected in a reasonable manner and shall be undertaken for each such nominee in the same manner. The Icahn Parties will provide, as promptly as reasonably practicable, all information relating to the Icahn Nominees (and other information, if any) to the extent the Icahn Parties are advised by their legal counsel that such information is required under applicable law to be included in the Company's proxy statement and any other solicitation materials to be delivered to its shareholders in connection with the 2007 Annual Meeting or as may be reasonably requested by the Company. To the extent possible, the Company's proxy statement and/or soliciting materials for the 2007 Annual Meeting shall contain the same type of information concerning the Icahn Nominees and the Other Stockholders Nominees as provided for the Incumbent Nominees. Notwithstanding anything herein to the contrary, if at any time prior to the 2007 Annual Meeting, the Board becomes aware of any fact with respect to any one or more of the Incumbent Nominees, the Icahn Nominees or the Other Stockholders Nominees that would be required to be disclosed in the Company's proxy materials (as amended or supplemented) under the Exchange Act and the applicable rules and regulations thereof and which fact is not contained in the Company's proxy materials (as amended or supplemented), the Company shall immediately notify the Icahn Parties thereof and shall promptly amend or supplement the Company's proxy materials (as amended or supplemented) as may be required by the Exchange Act and the applicable rules and regulations thereof.

          (b) If, prior to the 2009 Annual Meeting, any of the Icahn Nominees once elected at the 2007 Annual Meeting or the 2008 Annual Meeting, as applicable, resigns from the Board or ceases to serve as a Director, then the Icahn Nominating Committee (and no other person, group or entity) shall select a replacement Director to fill the vacancy on the Board and the Icahn Nominating Committee created thereby and shall nominate such replacement Director at the 2008 Annual Meeting, if applicable, and the Company shall take any and all action to fill such vacancy with such replacement Director and the Company shall take any and all action to nominate such replacement Director at the 2008 Annual Meeting, or, subject to the rights of the Icahn Nominating Committee described above, to promptly appoint such replacement director if such vacancy exists after (i) the 2007 Annual Meeting and before the 2008 Annual Meeting or (ii) the 2008 Annual Meeting and before the 2009 Annual Meeting, if applicable. If, prior to the 2009 Annual Meeting, any Incumbent Nominee once elected at the 2007 Annual Meeting or Continuing Incumbent Director elected at the 2008 Annual Meeting, as the case may be, resigns from the Board or ceases to serve as a Director, then the Incumbent Nominating Committee (and no other person, group or entity) shall select a replacement Director to fill the vacancy on the Board and the Incumbent Nominating Committee created thereby and shall nominate such replacement Director at the 2008 Annual Meeting, as applicable, and the Company shall take any and all action to fill such vacancy with such replacement Director and the Company shall take any and all action to nominate such replacement Director at the 2008 Annual Meeting, or, subject to the rights of the Incumbent Nominating Committee described above, to promptly appoint such replacement director if such vacancy exists after (i) the 2007 Annual Meeting and before the 2008 Annual Meeting or (ii) the 2008 Annual Meeting and before the 2009 Annual Meeting, if applicable. If, prior to the 2009 Annual Meeting, any one or more of the Other Stockholders Nominees once elected at the 2007 Annual Meeting resigns from the Board or ceases to serve as a Director, then the Other Stockholders Nominating Committee (and no other person, group or entity) shall select a replacement Director to fill the vacancy on the Board and the Other Stockholders Nominating Committee created thereby and shall nominate such replacement Director at the 2008 Annual Meeting, as applicable, and the Company shall take any and all action to fill such vacancy with such replacement Director and the Company shall take any and all action to nominate such replacement Director at the 2008 Annual Meeting, or, subject to the rights of the Other Stockholders Nominating Committee described above, to promptly appoint such replacement director if such vacancy exists after (i) the 2007 Annual Meeting and before the 2008 Annual Meeting or (ii) the 2008 Annual Meeting and before the 2009 Annual Meeting, if applicable; provided, that each of the Icahn Nominating Committee and the Incumbent Nominating Committee shall have approved any such replacement director(s) by by majority vote of each such committee; provided, further, that if the Icahn Nominating Committee and the Incumbent Nominating Committee do not so approve of any such person(s) within one (1) month after receipt of the name of the proposed person(s) in accordance with the foregoing proviso, in lieu of the approval right of the Icahn Nominating Committee and the Incumbent Nominating Committee, the entire Board of Directors shall have the right to approve of such person(s) by majority vote. The Company shall take any and all action to nominate such replacement Director at the 2008 Annual Meeting, or, subject to the rights of the Other Stockholders Nominating Committee described above, to promptly appoint such replacement director if such vacancy exists after (i) the 2007 Annual Meeting and before the 2008 Annual Meeting or (ii) the 2008 Annual Meeting and before the 2009 Annual Meeting, if applicable. From the date hereof until immediately following the completion of the 2008 Annual Meeting, the Company shall not oppose or direct, directly or indirectly, any other shareholder to oppose the Continuing Incumbent Directors, the Icahn Nominees or the Other Stockholders Nominees for election at the 2007 Annual Meeting or the 2008 Annual Meeting or nominate or direct, directly or indirectly, any other shareholder to nominate any person for election as director at the 2007 Annual Meeting or the 2008 Annual Meeting other than the Incumbent Nominees, the Icahn Nominees and the Other Stockholders Nominees.

          (c) Prior to the completion of the 2007 Annual Meeting, the Company shall not modify any of the current policies applicable to Directors of the Company. Promptly following the date of this Agreement, but in no event later than four (4) business days following the date of this Agreement, the Company shall publicly disclose (in its earnings call or otherwise in a manner reasonably satisfactory to the Icahn Parties) the information set forth on Annex A, which consists of any and all non-public information concerning the Company that prior to the date of such public disclosure has been made available by or on behalf of the Company to the Icahn Parties or any of their affiliates, representatives, advisors, or financing sources, including without limitation, via access to the Company's data room site established in connection with the Company's recent auction process, that constitutes material non-public information concerning the Company.

          (d) Promptly following the 2007 Annual Meeting, a majority of the Board shall appoint the Chairman and Vice Chairman of the Board and the members of the various committees of the Board.

          (e) Each committee of the Board (other than each of the Icahn Nominating Committee and the Other Stockholders Nominating Committee) will include at least one member who is an Incumbent Nominee.

          (f) From and after the completion of the 2007 Annual Meeting and until immediately prior to the 2009 Annual Meeting, the Company shall not take any action to increase or decrease the size of the Board without the affirmative vote of 88.88% of the authorized number of Directors.

          (g) The Company shall cause the 2007 Annual Meeting to be held on August 30, 2007. The Company shall not postpone or adjourn the 2007 Annual Meeting, or change the record date thereof, without the prior written consent of the Icahn Parties. The Company shall not place any item on the agenda for consideration at the 2007 Annual Meeting (other than the election of directors and the ratification of the appointment of the Company's independent registered public accounting firm for 2007) without the prior written consent of the Icahn Parties.

          Section 3.2 Voting Provisions.

          (a) From the date hereof until immediately following the 2008 Annual Meeting, the Icahn Parties shall, and shall cause their Affiliates to, not oppose or direct, directly or indirectly, any other shareholder to oppose the Incumbent Nominees for election at the 2007 Annual Meeting or 2008 Annual Meeting or nominate or direct, directly or indirectly, any other shareholder to nominate any person for election as director at the 2007 Annual Meeting or 2008 Annual Meeting other than the Incumbent Nominees, the Icahn Nominees and the Other Stockholders Nominees (and the Icahn Parties will withdraw its slate of directors in the existing proxy contest with the Company in connection with the 2007 Annual Meeting). Each of the Icahn Parties will, or will cause the record holder or record holders of all shares of Common Stock beneficially owned by the Icahn Parties and their Affiliates to, vote all such shares of the Common Stock as to which the Icahn Parties and their Affiliates have the right to vote at each of the 2007 Annual Meeting and the 2008 Annual Meeting, to be present for quorum purposes and to be voted, at each of the 2007 Annual Meeting and 2008 Annual Meeting or at any adjournments or postponements thereof, in favor of each of the Incumbent Nominees, the Icahn Nominees and the Other Stockholders Nominees and against any other shareholder nominations which are not approved by the Board; provided, that the Icahn Parties shall not be required to comply with this Section 3.2(a) in the event the Company is subject to a proxy contest by a third party (including S.A.C. Capital Advisors, LLC and Sandell Asset Management Corp., and any other third party, but excluding the Icahn Parties or any Affiliate thereof) seeking to replace the Icahn Nominees or that would have the effect, if successful, of decreasing below 1/3 the percentage of the Icahn Nominee's representation on the Board.

          (b) Notwithstanding anything herein to the contrary, the Icahn Parties shall have no obligations under Section 3.1 or this Section 3.2 if (i) any of the Company's representations set forth in Section 2.1 are not true and correct (or were not true and correct when made) or (ii) any of the Continuing Incumbent Directors do not (A) nominate and support each of the Continuing Incumbent Directors, the Icahn Nominees and the Other Stockholders Nominees for election at the 2007 Annual Meeting and the 2008 Annual Meeting, (B) vote, at any meeting of the Board or pursuant to any written consent in lieu of a meeting of the Board, to direct the Company and its officers and agents to solicit votes for the election of each of the Incumbent Nominees, the Icahn Nominees and the Other Stockholders Nominees at the 2007 Annual Meeting and the 2008 Annual Meeting and (C) recommend that the shareholders of the Company vote to elect as directors of the Company each of the Continuing Incumbent Nominees, the Icahn Nominees and the Other Stockholders Nominees for election at the 2007 Annual Meeting and the 2008 Annual Meeting.

          Section 3.3 Additional Undertakings by the Company. The Company shall, simultaneously with the execution of this Agreement, by action of the Board, amend the Company's by-laws, in form and substance satisfactory to the Icahn Parties, to (i) provide that from the date of the 2007 Annual Meeting until the date of the 2009 Annual Meeting, in addition to any applicable laws, and except as otherwise provided in this Agreement, the affirmative vote of 88.88% of the authorized number of Directors shall be required to increase or decrease the size of the Board; (ii) establish the Icahn Nominating Committee of the Board, the Incumbent Nominating Committee of the Board and the Other Stockholders Nominating Committee of the Board and delegate to the Icahn Nominating Committee, the Incumbent Nominating
     Committee and the Other Stockholders Nominating Committee, respectively, the power and the authority to (A) fill any vacancies created in the Board and such committee resulting from the resignation or other cessation in service of any Icahn Nominee, any Continuing Incumbent Director, or any Other Stockholders Nominee, respectively, in each case, at any time and from time to time prior to the 2009 Annual Meeting, and (B) nominate for Director any Icahn Nominee, Continuing Incumbent Director or Other Stockholders Nominee, respectively, in each case at the 2008 Annual Meeting; and (iii) provide that the foregoing provisions of the Company's by-laws can only be amended by the Board and by the affirmative vote of 88.88% of the authorized number of Directors.

          Section 3.4 Publicity. Promptly following the execution of this Agreement, the Company and the Icahn Parties shall prepare and issue a joint press release in the form attached hereto as Annex B. Thereafter, except as required by applicable law (as such parties are advised by their legal counsel), the Company and the Icahn Parties shall use their reasonable efforts to consult with each other before issuing any press release or otherwise making any public statement about the execution or terms of this Agreement.


                                   ARTICLE IV
                                OTHER PROVISIONS

          Section 4.1 Remedies.

          (a) Each party hereto hereby acknowledges and agrees that irreparable harm would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in the Court of Chancery or any federal court in the State of Delaware, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with such remedy are hereby waived.

          (b) Each party hereto hereby acknowledges and agrees that any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby will be brought solely and exclusively in the Court of Chancery or any federal court in the State of Delaware (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 4.4 will be effective service of process for any such action, suit or proceeding brought against any party in any such court. Each party, on behalf of itself and its Affiliates and Associates, irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the Court of Chancery or federal courts in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an improper or inconvenient forum.

          (c) Nothing in this Article IV shall prevent any of the parties hereto from enforcing its rights under this Agreement or shall impose any limitation on any of the parties or their respective past, present or future general partners, Directors, officers, or employees in defending any claim, action, cause of action, suit, administrative action or proceeding of any kind, including, without limitation, any federal, state or other governmental proceeding of any kind, against any of them. The rights and remedies provided in this Agreement are cumulative and do not exclude any rights or remedies provided by law.

          Section 4.2 Amendments; Termination. Notwithstanding anything herein to the contrary, both of the Company and the Icahn Parties agree that no amendment or modification may be made to this Agreement, and this Agreement may not be terminated, in each case, unless approved in writing by both of the Company and the Icahn Parties; provided, however, that the approval by a majority of the Board (which majority shall include a majority of the Continuing Incumbent Directors) shall be required to approve any of the foregoing on behalf of the Company; and provided, further, that this Agreement shall immediately terminate and be of no further force or effect if the Icahn Nominees and the Other Stockholders Nominees are not elected to the Board at the 2007 Annual Meeting or do not constitute, collectively, 2/3 of the members of the Board immediately following the 2007 Annual Meeting, other than as a result of such nominees refusing to stand for election at the 2007 Annual Meeting.

          Section 4.3 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. The parties hereto may not amend or modify this Agreement except in such manner as may be agreed upon by a written instrument executed by all of the parties hereto, provided that such amendment or modification is in accordance with Section 4.2. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

          Section 4.4 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and delivered (i) personally during normal business hours, (ii) by overnight courier or (iii) facsimile (with a PDF or other copy by electronic mail), and shall be deemed duly given on the date of delivery. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

     If to the Company:               WCI Communities, Inc.
                                      24301 Walden Center Drive
                                      Bonita Springs, Florida 34134
                                      Attention:  Vivien Hastings, Esq.
                                      Fax:  (239) 498-8277
                                      Email:  vivienhastings@wcicommunities.com

     with a copy to:                  Simpson Thacher & Bartlett LLP
                                      425 Lexington Ave.
                                      New York, New York 10017
                                      Attention:  Mario A. Ponce, Esq.
                                                  Avrohom J. Kess, Esq.
                                      Fax:  (212) 455-2502
                                      Email:  mponce@stblaw.com
                                              akess@stblaw.com

     If to the Icahn Parties:         Icahn Capital Management LP
                                      c/o Icahn Associates Corp.
                                      767 Fifth Avenue, 47th Floor
                                      Attention:  General Counsel
                                      Fax:  212-688-1158
                                      Email:  mweitzen@sfire.com

          Section 4.5 Severability. If any terms, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, that the parties use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.

          Section 4.6 Expenses. In the event of any litigation among any of the parties hereto concerning this Agreement or the transactions contemplated hereby, the prevailing party in such litigation shall be entitled to reimbursement from the party opposing such prevailing party of all reasonable attorneys' fees and costs incurred in connection therewith. Except as provided in the preceding sentence, all costs and expenses incurred in connection with this Agreement, including in connection with the 2007 Annual Meeting, shall be paid by the party incurring such cost or expense.

          Section 4.7 Term. Unless earlier terminated in accordance with Section 4.2, this Agreement shall remain in full force and effect from the date hereof until immediately prior to the 2009 Annual Meeting and shall thereafter terminate and be of no further force or effect.

          Section 4.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to any conflict of laws provisions thereof.

          Section 4.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its obligations under this Agreement without the prior written consent of the other parties hereto.

          Section 4.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.



                                                WCI COMMUNITIES, INC.



                                                /s/ Jerry Starkey
                                                -----------------
                                                Name:  Jerry Starkey
                                                Title:  CEO


















                           [Agreement Signature Page]

                                          ICAHN PARTNERS LP


                                          /s/ Keith A. Meister
                                          --------------------
                                          Name:  Keith A. Meister
                                          Title:  Managing Director


                                          ICAHN PARTNERS MASTER FUND LP


                                          /s/ Keith A. Meister
                                          --------------------
                                          Name:  Keith A. Meister
                                          Title:  Managing Director


                                          HIGH RIVER LIMITED PARTNERSHIP
                                            By:  Hopper Investments LLC,
                                                 its general partner


                                              By:  /s/ Edward E. Mattner
                                                   ---------------------
                                                   Name:  Edward E. Mattner
                                                   Title:  Authorized Signatory